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                                                                     Exhibit  99


[TELXON LOGO]
                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

                          TELXON ANNOUNCES TERMS OF
                         CONVERTIBLE SUBORDINATED NOTES

         DECEMBER 7, 1995 -- AKRON, OHIO -- Telxon Corporation (TLXN - NASDAQ
NNM) announced today the terms of its $75 million offering of convertible subordinated notes being sold in a private placement to certain institutional investors and non-U.S. investors, plus up to $11.25 million in additional notes if an over-allotment option is exercised in full. The notes, bearing interest at 5.75% per annum, will be convertible into Telxon Common Stock at an initial conversion price of $27.50 per share. The offering is expected to close on December 12, 1995.

         The notes will not initially be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registration requirements.

                                     # # #

For more information:

Alex L. Csiszar
Senior Director, Investor Relations
Telxon Corporation
(216) 873-2961





             Telxon Corporation/Corporate Communications Department
          3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
                        800-800-8001/Fax (216) 873-2058